Exhibit 10.3
ANADARKO PETROLEUM CORPORATION
1999 STOCK INCENTIVE PLAN
AMENDMENT TO PERFORMANCE UNIT AGREEMENT
     THIS AMENDMENT (the “Amendment”), effective as of November 6, 2007 (the “Effective Date”), amends the Performance Unit Agreement, dated December 6, 2005 (the “Agreement”), by and between Anadarko Petroleum Corporation (the “Company”) and                                          (“Employee”).
     WHEREAS, the Company and Employee desire to amend and terminate the Agreement by canceling the entire Agreement and forfeiting all performance units awarded thereunder; and
     WHEREAS, the Company and Employee recognize and acknowledge that the performance units granted under the Agreement have not vested and have no value whatsoever as of the Effective Date;
     IN WITNESS WHEREOF, the Company and Employee hereby agree as follows:
1.	The Agreement is hereby terminated and shall be void, in its entirety, as of the Effective Date;

2.	All performance units under the Agreement are cancelled and forfeited;

3.	None of the performance units awarded under the Agreement have vested;

4.	None of the performance units awarded under the Agreement have any value; and

5.	No payment shall be made to Employee due to such termination of the Agreement or forfeiture of the performance units.
     The Company has caused this Amendment to be duly executed by an officer thereunder duly authorized, and Employee has executed this Amendment, effective as of the Effective Date.

ANADARKO PETROLEUM CORPORATION

By:

Name:	Preston Johnson, Jr.	Date
Title:	Vice President, Human Resources

EMPLOYEE

Name		Date